                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           HUDSON VALLEY HOLDING CORP.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

     (5) Total fee paid:

        ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------

     (3) Filing Party:

        ----------------------------------------------------------------------

     (4) Date Filed:

        ----------------------------------------------------------------------

                           HUDSON VALLEY HOLDING CORP.
                                21 SCARSDALE ROAD
                                YONKERS, NY 10707

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 2002

         We will hold the annual meeting of shareholders of Hudson Valley Holding Corp., a New York corporation, at Yonkers Raceway, 810 Central Park Avenue, Yonkers, New York, on May 14, 2002, at 4:30p.m., local time, for the following purposes:

         1. To elect directors of the corporation to serve until the next annual meeting of shareholders.

         2.       To act on the Proposal to Adopt the 2002 Stock Option Plan.

         3. To act on such other matters as may be properly brought before the meeting or any adjournments, postponements or continuations of the meeting.

         The Board of Directors recommends that you vote FOR the election of all of the nominees for director and FOR the Proposal to Adopt the 2002 Stock Option Plan.

         The Board of Directors has fixed the close of business on April 19, 2002, as the record date for the meeting. Only shareholders of record at the close of business at this time are entitled to notice of, and to vote at, the meeting or any adjournments, postponements or continuations of the meeting.

         All shareholders are invited to attend the meeting. To ensure your representation at the meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting. In the event that you attend the meeting, you may vote in person even if you have returned a proxy.

         Your vote is important.

         To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed return envelope.

         April 24, 2002


                                       By Order of the Board of Directors

                                       James M. Coogan
                                       Secretary to the Board of Directors

                           HUDSON VALLEY HOLDING CORP.
                                21 SCARSDALE ROAD
                             YONKERS, NEW YORK 10707

                                 PROXY STATEMENT

         This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the 2001 annual meeting of shareholders of Hudson Valley Holding Corp. (the "Company"). Copies of this proxy statement are being mailed to shareholders of record on or about April 24, 2002.

         The Company is a New York corporation founded in 1982. The Company is a registered bank holding company under the Bank Holding Company Act of 1956. The Company provides financial services through its wholly-owned subsidiary, Hudson Valley Bank (the "Bank"), a New York chartered commercial bank established in 1972. The Bank is an independent bank headquartered in Westchester County, New York.

DATE, TIME AND PLACE OF MEETING

         We will hold the 2002 annual meeting of shareholders on May 14, 2002, at 4:30p.m., local time, at Yonkers Raceway, 810 Central Park Avenue, Yonkers, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

MATTERS TO BE CONSIDERED AT THE MEETING

         At the meeting, we will ask our shareholders to consider and vote upon the election of directors to serve until our next annual meeting and to consider and vote upon the Proposal to Adopt the 2002 Stock Option Plan.

         The shareholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

VOTE REQUIRED

         A plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote is required to elect directors. With regard to the election of directors, you may vote in favor of, or withhold your vote from, each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. There is no cumulative voting with respect to the election of directors.

         The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the 2002 Stock Option Plan.

         Pursuant to applicable law, broker non-votes and abstentions will not be counted in favor of any proposal presented at the meeting or the election of any nominee for director. Abstentions and broker non-votes will also not count against the proposal to elect directors, but will have the effect of a vote against the 2002 Stock Option Plan.

VOTING OF PROXIES

         Shares of our common stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the shareholders on the proxies. If a proxy is returned without any voting instructions, the shares represented thereby will be voted in favor of the election of directors and in favor of the 2002 Stock Option Plan, as recommended by the Board of Directors.

REVOCABILITY OF PROXIES

         If you give a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways. First, you can send a written notice to our Secretary at the address given below stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to our Secretary at the address given below. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy card to:

                                 Carmela Gibson
                      Vice President, Shareholder Relations
                           Hudson Valley Holding Corp.
                                21 Scarsdale Road
                                Yonkers, NY 10707

         You may request a new proxy card by calling Carmela Gibson at (914) 961-6100.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

         Only shareholders of record at the close of business on April 19, 2002, will be entitled to receive notice of and vote at the meeting. As of the record date 5,284,644 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter which holders of common stock are entitled to vote. A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.

SOLICITATION OF PROXIES

         The Board of Directors may solicit proxies, the form of which is enclosed, for the meeting. The cost of any solicitation will be borne by the Company. Our officers, directors, regular employees or individuals from the firm hired by us may communicate with shareholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting proxies. We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

PROPOSALS OF SHAREHOLDERS

         Shareholders of the Company who intend to present a proposal for action at the 2003 Annual Meeting of Shareholders of the Company, must notify the Company's management of such intention by notice, received at the Company's principal executive offices not later than January 14, 2003 for such proposal to be included in the Company's proxy statement relating to such meeting. The proxies may use their discretionary power to vote against any shareholder proposal presented at the 2002 annual meeting if the Company did not have notice of the proposal by April 11, 2002.

FINANCIAL STATEMENTS

         Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 are being delivered to shareholders together with this proxy statement. Representatives of Deloitte and Touche LLP, the Company's independent auditors are expected to attend the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                              ELECTION OF DIRECTORS

         It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of all of the nominees listed below to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before this year's annual meeting. However, in the event that any of them shall become unavailable, the persons designated as proxies reserve the right to substitute another person of their choice when voting at the annual meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR THE BOARD OF DIRECTORS

         All directors of the Company serve for a term of one year. All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position with the Company are:

NAME                              AGE   POSITION
----                              ---   --------
James J. Landy................     47   President, Chief Executive Officer and Director
Stephen R. Brown.............      46   Senior Executive Vice President, Chief Operating Officer, Chief
                                        Financial Officer and Director
William E. Griffin............     69   Director and Chairman of the Board
James M. Coogan...............     59   Director and Secretary
Gregory F. Holcombe...........     40   Director
Angelo R. Martinelli..........     74   Director
Ronald F. Poe.................     63   Director
John A. Pratt Jr..............     71   Director
Cecile D. Singer..............     72   Director
Craig S. Thompson.............     48   Director

         JAMES J. LANDY was appointed President and Chief Executive Officer effective January 1, 2001. He served as Executive Vice President of the Bank from December 1998 until December 2000 and as Manager of Strategic Relationships and Sales from September 1999 until December 2000, having been employed by the Bank since 1977. He has served as Manager of Special Relationships from 1997 until 1999, as Senior Vice President and Manager of Municipal and Community Relationships from 1996 to 1997, and as Regional Vice President for Southern Westchester from 1988 to 1996. He has been a member of the Board of Directors since 2000.

         STEPHEN R. BROWN was appointed Senior Executive Vice President effective January 1, 2001. He served as the Chief Operating Officer and Chief Financial Officer of the Company since 1997 and served as Executive Vice President from 1997 until December, 2000. Mr. Brown served as Senior Vice President and Chief Financial Officer of the Company from 1996 to 1997 and as Vice President and Controller from 1993 until 1996. He has been a member of the Board of Directors since 2000.

         WILLIAM E. GRIFFIN is an attorney and is a shareholder and President of Griffin, Coogan & Veneruso, P.C., a law firm located in Bronxville, New York. He has been a member of the Board of Directors since 1981 and Chairman of the Board since 1990.

         JAMES M. COOGAN is an attorney and is a shareholder and Vice President of Griffin, Coogan & Veneruso P.C., a law firm located in Bronxville, New York. He has been a member of the Board of Directors of the Company since 1994 and Secretary since 1997.

         GREGORY F. HOLCOMBE is Vice President of Supply Chain Management of Precision Valve Corporation, a maker of aerosol spray valves based in Yonkers, New York. Mr. Holcombe was previously

Vice President of Component and Machinery Sales from 1997 to 1999 and Financial Analyst Manager from 1995 to 1997 of Precision Valve Corporation. He has been a member of the Board of Directors of the Company since 1999.

         ANGELO R. MARTINELLI has been President of Gazette Press, Inc., a printing company located in Yonkers, New York since 1948. He has been a director of the Company since 1990.

         RONALD F. POE has been President of Ronald F. Poe & Associates, a private real estate investment firm in White Plains, New York, since February 1999; prior thereto, he was Senior Advisor of Legg Mason Dorman & Wilson, Inc., a real estate investment banking firm in White Plains from which he retired as Chairman and Chief Executive Officer in August 1998. Mr. Poe has been a director of the Company since 1997. He also serves as a member of the Board of Directors of Freddie Mac and Charter One Financial, Inc.

         JOHN A. PRATT JR. has served as a consultant to the Bank since 1996, advising the Bank on new business development and business retention. Mr. Pratt was previously the President and Chief Executive Officer of the Company, retiring in 1995. He has served as a director of the Company since 1983.

         CECILE D. SINGER has been a principal in Cecile D. Singer Consulting, a consulting firm located in Yonkers, New York, specializing in government relations since 1995. Ms. Singer has been a member of the Board of Directors since 1994.

         CRAIG S. THOMPSON has been the President and principal shareholder of Thompson Pension Employee Plans, Inc. a company located in New York City and specializing in pension administration and investment and insurance sales for over 16 years. Mr. Thompson has been a member of the Company's Board of Directors since 1988.

EXECUTIVE OFFICERS

         Certain information with respect to executive officers of the Company and of the Bank is set forth below. All executive officers are elected by the Board of Directors and serve until their successors are duly elected by the Board of Directors. Unless otherwise noted, all of the individuals set forth below are executive officers of the Company. Biographical information concerning executive officers who are also members of the Board of Directors is given above under the caption "Nominees for the Board of Directors."

NAME                              AGE   POSITION
----                              ---   --------
James J. Landy ...............     47   President, Chief Executive Officer and Director
Stephen R. Brown..............     46   Senior Executive Vice President, Chief Operating Officer, Chief
                                        Financial Officer and Director
Joseph L. Bellini, III........     61   Executive Vice President of the Bank
Michael P. Maloney...........      40   Executive Vice President of the Bank
Vincent T. Palaia.............     55   Executive Vice President and Chief Lending Officer of the Bank
Frank J. Skuthan..............     48   Executive Vice President of the Bank
William E. Griffin............     69   Director and Chairman of the Board
James M. Coogan...............     59   Director and Secretary

         JOSEPH L. BELLINI, III has served as Executive Vice President of the Bank since 1997. He became responsible for Top 100 VIP Relationships in 2000. From 1997 until 1999, Mr. Bellini was responsible for the Bank's Sales Group and Segment Leader for General Business. From 1996 until 1997, Mr. Bellini served as Senior Vice President of the Bank and Team Leader for Small Businesses. Prior to joining the Bank, Mr. Bellini was Vice President of Chase Manhattan Bank, serving the small business market in Westchester and Bronx counties in New York until 1996.

         MICHAEL P. MALONEY has served as Executive Vice President, Strategic Relationships and Sales of the Bank since January 1, 2001. From May 2000 to December 2000, he served as Senior Vice President. From January 1999 until May 2000, Mr. Maloney served as Vice President and Relationship Manager. From

August 1998 until January 1999, Mr. Maloney was an associate with the law firm of Gainsburg & Hirsch in New York City. From August 1995 to May 1998, Mr. Maloney attended law school. Mr. Maloney was previously employed by the Bank from February 1993 to August 1998 as a Credit Analyst.

         VINCENT T. PALAIA has served as Executive Vice President and Chief Lending Officer of the Bank since 1997. From 1995 until 1997, Mr. Palaia served as Senior Vice President and Chief Lending Officer of the Bank, responsible for real estate and general business lending.

         FRANK J. SKUTHAN has served as Executive Vice President and Marketing Director since joining the Bank in 2000. Prior to joining the Bank, he was: a Vice President and Senior Consultant at ANALYTIC, a subsidiary of True North Communications, from April to August 2000; the marketing director of the national tax practice at Ernst & Young LLP in New York from October 1996 to April 2000; and Senior Vice President of Marketing and Strategic Planning at NatWest Bank USA (now Fleet Bank) until June 1996.

THE BOARD OF DIRECTORS OF THE COMPANY, THE BANK AND ITS COMMITTEES

         The Company's Board of Directors convened 13 times in 2001. The Company's Board does not have any separate committees. Policy decisions for the Bank and its subsidiaries are often made by standing committees of the Board of Directors of the Bank. Each of the members of the Board of Directors of the Company is also a member of the Board of Directors of the Bank. No director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served.

         The Board of Directors of the Bank has several standing committees, including the Executive Committee, the Audit Committee and the Compensation and Organization Committee. The Executive Committee is comprised of at least 8 directors who are not Company or Bank employees. The Audit Committee is composed of directors who are not Company or Bank employees. The Compensation and Organization Committee is composed of 5 directors who are not employees of the Company and 2 directors who are also employees.

         The Executive Committee is charged with responsibility for and authority regarding all financial matters of the Bank and its subsidiaries, including an annual review and approval of all policies related to the financial management of the Bank and the approval of the annual budget for the Bank and the Bank's subsidiaries. The Committee convened 12 times in 2001. Ms. Singer and Messrs. Thompson, Coogan, Griffin, Holcombe, Martinelli, Pratt and Poe served as non employee directors of this Committee, along with Messrs. Landy and Brown, the Company's 2 employee directors.

         The Compensation and Organization Committee is charged with: conducting performance reviews of all executive officers and certain other officers of the Bank and its subsidiaries; reviewing and approving all officer promotions; reviewing salary ranges by grade, staffing levels, vacancies, recruiting programs, benefit plans, pension plans and related investment performance; approving stock option plans and all grants of stock options; and reviewing the life insurance policies for executive officers. The Compensation Committee also reviews and approves personnel policies and engages consultants as required. The Committee convened 5 times in 2001. Ms. Singer and Messrs. Griffin, Martinelli, Poe and Thompson, served as non employee directors of this Committee, along with Messrs. Landy and Brown, the Company's 2 employee directors.

         The Audit Committee is charged with the responsibility for overseeing the Company's internal control structure, and for the overall accuracy of the financial statements. The Committee also has the responsibility for and authority regarding the annual audit of the financial statements of the Company, the Bank, and its subsidiaries, for recommending to the Board of Directors the selection and termination of the independent Certified Public Accountant, for the ongoing examination of the operations of the Company, the Bank, and its subsidiaries, and for the issuance of ethics policies and monitoring compliance therewith. The Committee convened 4 times in 2001. During 2001, the Audit Committee members were Ms. Singer, Messrs. Coogan, Pratt and Thompson. Although the Company's shares are not listed on the New York

Stock Exchange, the Company believes that the members of the Audit Committee would meet the standards of independence required for companies listed on the New York Stock Exchange.

         Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate this filing by reference, the Audit Committee Report,other information furnished pursuant to Item 7(d)(3) of Schedule 14A under the Securities Exchange Act, the Compensation Committee Report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee") which consists entirely of outside directors, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

         In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditors any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditor's independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope.

         The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees" and, with and without management present, discussed and reviewed the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

         The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board of Directors concurred in such recommendation.

                                                John A. Pratt Jr, Chairman
                                                James M. Coogan
                                                Cecile D. Singer
                                                Craig S. Thompson

PRINCIPAL ACCOUNTING FIRM FEES

         Set forth below is a summary of the fees paid for the year ended December 31, 2001 to the Company's principal accounting firm, Deloitte & Touche LLP.

                  Audit Fees                                           $ 194,900
                  Consulting fees relating to financial information
                           systems design and implementation           $       0
                  All other fees                                       $  41,000(a)

                  (a)  Includes fees for tax consulting

COMPENSATION COMMITTEE REPORT

         The executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors. The Committee consists of 5 outside directors, and 2 employee directors. The employee directors' compensation is approved by the outside directors, who are not employed by the Company or the Bank.

         Compensation for executive officers consists of direct salary, incentive bonuses paid under the Bank's Incentive Compensation Plan, and stock options awarded under the Company's Stock Option Plan. The payment or awarding of compensation is approved by the Committee. Following approval by the Committee, the full Board of Directors approves the salary package for all executive officers and reviews the proposed payment of incentive compensation and granting of stock options.

         The Committee adheres to the practice that compensation for executive officers be directly and materially linked to Bank performance, individual performance, and to what is paid to individuals in similar positions within the industry. As such, (1) salaries are related to the Bank in relation to overall Bank performance; (2) incentive compensation, an objective means of rewarding individual performance, is paid pursuant to the Incentive Compensation Plan based on achievement by the individual of objective goals and the Bank's performance with respect to profitability and financial strength; and (3) base salary and incentive compensation for executive officers is compared to the amounts of such compensation paid to individuals with reasonably similar responsibilities employed by banks that are similar in size and scope to the Company. In addition, from time to time, the Company retains outside consultants to determine the appropriateness of executive officer compensation.

         Regarding Messrs. Landy and Brown's compensation, the Committee has considered, in addition to the factors described above, the profitability and growth of the Company during their tenure as Chief Executive Officer and Chief Operating and Financial Officer, respectively.

                                           Cecile D. Singer, Chairperson
                                           Stephen R. Brown
                                           William E. Griffin
                                           James J. Landy
                                           Angelo R. Martinelli
                                           Ronald F. Poe
                                           Craig S. Thompson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, Ms. Singer and Messrs. Griffin, Martinelli, Poe and Thompson, all of whom are non-employee directors and Messrs. Landy and Brown as employee directors, served as members of the Compensation and Organization Committee. Messrs. Griffin, Martinelli and Thompson are shareholders and officers of firms that have performed services for the Company. Messrs. Griffin, Martinelli and Thompson have sold shares of the Company's common stock owned by them to the Company, and the Bank has made loans to Ms. Singer, Messrs. Griffin, Martinelli, Poe and Thompson, members of the Compensation and Organization Committee. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," which begins on page 13. No executive officer of the Company has served as a director or a member of a compensation committee of another company of which any member of the Committee is an executive officer.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the Company's total stockholder return for the years 2000 and 2001 (the Company's first two years as a Registrant with the Securities and Exchange Commission) based on prices as reported on the over-the-counter bulletin board with (1) Russell 2000 and (2) the SNL $1 billion to $5 billion Bank Index.

                              [PERFORMANCE GRAPH]

                                                                                      PERIOD ENDED
                                               ----------------------------------------------------------------------
     TOTAL RETURN INDEX FOR:                  12/31/99        06/30/00        12/31/00       6/30/01        12/31/01
     ----------------------                   --------        --------        --------       -------        --------
     Hudson Valley Holding Corp.               100.0           120.18          127.57         139.35         162.55
     Russell 2000                              100.0           103.04           96.98         103.73          99.39
     SNL $1B-$5B Bank Index                    100.0            90.19          113.48         137.61         137.88

The graph assumes $100 is invested on December 31, 1999, and dividends are reinvested. Returns are market-capitalization weighted.

                             EXECUTIVE COMPENSATION

         The following table provides information as to the compensation of the Company's Chief Executive Officer and the persons who, at the end of 2001, were the other four most highly compensated executive officers of the Company or the Bank (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                        -----------------
                                                              ANNUAL  COMPENSATION      AWARDS/SECURITIES
                                                           -------------------------        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR         SALARY($)        BONUS($)       OPTIONS(#)(1)    COMPENSATION($)
---------------------------                   ----         ---------        --------    -----------------   ---------------
James J. Landy .....................          2001          225,000          135,000            9,900           12,050(2)
President and Chief Executive                 2000          167,308           50,000            7,152           11,668
Officer                                       1999          119,404           40,000            1,064           10,023

Stephen R. Brown ...................          2001          215,000          120,000            9,350           12,536(2)
Senior Executive Vice President,              2000          184,231           80,000            8,167           12,332
Chief Operating Officer                       1999          162,000           70,000            3,061           11,812
and Chief Financial Officer

Vincent T. Palaia ..................          2001          165,000           52,000            6,380           11,872(2)
Executive Vice President,                     2000          165,000           45,000            6,970           11,878
Chief Lending Officer of the Bank             1999          157,500           27,000            1,420           11,866

Michael P. Maloney .................          2001          140,000           60,000            4,620           11,246(2)
Executive Vice President                      2000           89,430           22,000            1,855            6,929
Strategic Relationships and Sales of          1999           80,000           10,000            1,083            5,372
the Bank

Frank J. Skuthan (3) ...............          2001          152,255           47,500            1,100            5,081(2)
Executive Vice President                      2000           54,808           12,000            4,235              433
Marketing Director of the Bank


(1) The number of shares underlying options was adjusted to reflect a 10% stock dividend in December 2001, December 2000 and December 1999.

(2) Includes, for 2001: for Mr. Landy, $2,175 in group term life insurance premiums, $8,500 in employer contributions to the Company's Profit-sharing Plan and $1,375 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Brown, $2,396 in group term life insurance premiums, $8,500 in employer contributions to the Company's Profit-sharing Plan and $1,640 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Palaia, $1,710 in group term life insurance premiums, $8,500 in employer contributions to the Company's Profit-sharing Plan and $1,662 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Maloney, $1,505 in group term life insurance premiums, $8,500 in employer contributions to the Company's Profit-sharing Plan and $1,241 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Skuthan, $1,869 in group term life insurance premiums, $2,981 in employer contributions to the Company's Profit-sharing Plan and $231 in employer matching contributions to the Company's Section 401(k) plan.

(3)      Mr. Skuthan joined the Bank in August, 2000 in his current position

OPTION/STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

         The following table provides information as to options granted to the Named Executive Officers during 2001.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                             NUMBER OF     PERCENT OF TOTAL                                           STOCK PRICE
                            SECURITIES       OPTIONS/SARS     EXERCISE                             APPRECIATION FOR
                            UNDERLYING        GRANTED TO      OR BASE                                 OPTION TERM
                           OPTIONS/SARS      EMPLOYEES IN      PRICE         EXPIRATION        --------------------------
                           GRANTED(#)(1)     FISCAL YEAR       ($/SH)           DATE            5% ($)            10% ($)
                           -------------   ----------------   --------       ----------        --------          --------
James J. Landy                 9,900             8.4%          $33.75          1/1/11          $210,177          $532,521
Stephen R. Brown               9,350             7.9%          $33.75          1/1/11          $198,501          $502,937
Vincent T. Palaia              6,380             5.4%          $33.75          1/1/11          $135,447          $343,180
Michael P. Maloney             4,620             3.9%          $33.75          1/1/11          $ 98,083          $248,510
Frank J. Skuthan               1,100             0.9%          $33.75          1/1/11          $ 23,353          $ 59,169

(1) All options were granted on January 1, 2001 and were fully vested on grant, except for Mr. Skuthan whose options vest over a five-year period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table provides information as to options exercised by the Named Executive Officers during 2001. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are the values of "in the money" options, which represent the positive spread between the exercise price of outstanding stock options and the year-end price.


                                                                                 NUMBER OF               VALUE OF
                                                                                UNEXERCISED             UNEXERCISED
                                                                              OPTIONS/SARS AT          IN-THE-MONEY
                            SHARES ACQUIRED ON        VALUE                     FISCAL YEAR-         OPTIONS/SARSS AT
NAME                           EXERCISE(#)          REALIZED($)                    END(#)          FISCAL YEAR-END($)(1)
----                        ------------------      -----------               ---------------      ---------------------
                                                                                EXERCISABLE/           EXERCISABLE/
                                                                               UNEXERCISABLE          UNEXERCISABLE
                                                                              ---------------      ---------------------
James J. Landy                       0                   0                         33,101/0          $    507,283/0
Stephen R. Brown                     0                   0                         39,421/0          $    587,916/0
Vincent T. Palaia                    0                   0                         32,142/0          $    612,615/0
Michael P. Maloney                   0                   0                        7,431/578          $56,030/$4,506
Frank J. Skuthan                     0                   0                        423/7,861          $2,770/$35,442

(1) Based on a value per share of common stock of $35.50 at December 31, 2001, based on the then most recent sale price of the common stock.

RETIREMENT PLANS

         Executive officers participate in the Company's Employee Savings Plan and the Company's Profit-sharing Plan. These defined contribution plans are available to employees generally and are qualified, respectively, under Section 401(k) and 401(a) of the Internal Revenue Code of 1986.

         Messrs. Landy and Palaia participate in the Company's 1995 Supplemental Retirement Plan, while Mr. Brown participates in the Company's 1997 Supplemental Retirement Plan. These plans are not qualified for tax purposes and are available only to executive officers. Benefits under these plans are unfunded.

Pursuant to the 1995 Supplemental Retirement Plan, participating executive officers are entitled to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. Supplemental benefits equal 75% of the executive officer's highest base salary in any of the last 3 years of employment, less any retirement plan benefits provided to him by the Bank. Pursuant to the 1997 Supplemental Retirement Plan, a participating executive officer who retires is entitled to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. Supplemental benefits equal 60% of the average of the highest five years' annual base compensation paid to the executive during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by the Company and its subsidiaries.

         The estimated annual benefits payable upon retirement at normal retirement age to each of the participating Named Executive Officers under the supplemental retirement plans are: $314,000 for Mr. Landy; $239,000 for Mr. Brown and $173,000 for Mr. Palaia. The Company has purchased life insurance to support its obligations under the supplemental retirement plans.

DIRECTOR COMPENSATION

         Each member of the Board of Directors who is not employed by the Company or its subsidiaries is entitled to a director's fee based on the number of years of service with the Board, the number of meetings attended and other factors. The directors' fees paid in 2001 for service on the Board of Directors of the Company and its subsidiaries were as follows: $58,000 for Mr. Griffin, $40,000 for Mr. Coogan, $40,000 for Mr. Holcombe, $46,000 for Mr. Martinelli, $40,000 for Mr. Poe, $40,000 for Mr. Pratt, $42,000 for Ms. Singer and $51,000
for Mr. Thompson.

         The Company permits directors to defer all or any portion of the directors' fees owed to them. The directors may elect to receive up to 50% of their fees in common stock of the Company.

         Directors who are not full-time employees of the Company or its subsidiaries participate in the Directors' Retirement Plan. This plan is designed to benefit all outside directors who serve 5 or more years as a director. Benefits are paid upon a director's retirement or resignation and are equal to a percentage of the aggregate annual fees paid to the director during the 12 months prior to the commencement of the benefit as determined by a vesting schedule based on the number of years served as a director. Benefits are payable for a period of up to 8 years after resignation or retirement, depending on the number of years of service as a director. Benefits under the plan are not funded. The following vesting schedule determines the annual benefit to directors:

                                                   PERCENTAGE OF DIRECTOR'S FEES
                  NUMBER OF YEARS AS A DIRECTOR      PAYABLE AT RETIREMENT AGE
                  -----------------------------    -----------------------------
                  Less than 5 years                              0%
                  5 years but less than 6                        5%
                  6 years but less than 7                       10%
                  7 years but less than 8                       20%
                  8 years but less than 9                       30%
                  9 years but less than 10                      40%
                  10 years but less than 11                     50%
                  11 years but less than 12                     60%
                  12 years but less than 13                     70%
                  13 years but less than 14                     80%
                  14 years but less than 15                     90%
                  15 years or more                              100%

         Estimated annual benefits to each of the non-employee directors at normal retirement age under the Directors' Retirement Plan are: $75,500 to Mr. Griffin, $67,800 to Mr. Coogan, $163,600 to Mr. Holcombe, $32,200 to Mr. Martinelli, $53,500 to Mr. Poe, $8,000 to Mr. Pratt, $12,600 to Ms. Singer and $167,400 to Mr. Thompson.

         Mr. Pratt serves as a consultant to the Bank on matters relating to new business and business retention. The consulting contract calls for Mr. Pratt to make between 30 and 40 calls per month to the Bank's high income producing customers or to customers who have the potential to attain this status. For consulting services rendered in 2001, Mr. Pratt received a consulting fee of $50,000.

         Directors of the Company are eligible to receive options under the Company's 1992 Stock Option Plan. In 2001, the following directors were granted non-statutory options to purchase the following number of shares of the Company's common stock under this plan:

           Griffin             6,050             Poe                 3,630
           Coogan              3,795             Pratt               3,795
           Holcombe            3,795             Singer              4,675
           Martinelli          4,950             Thompson            5,115

         Each option was fully vested upon receipt and will expire on January 1, 2011, the tenth anniversary of the date of grant.

1992 STOCK OPTION PLAN

         The 1992 Stock Option Plan is administered by the Compensation Committee of the Bank. The Compensation Committee has the sole discretion, subject to the provisions of the plan, to select those to whom options under the plan will be granted from among those eligible, the purchase price of the underlying stock, the term and vesting provisions of each option, and the number of options to be granted. The Compensation Committee has the authority to interpret and construe the plan, and any such interpretation or construction of the provisions of the plan or of any options granted under the plan is final and conclusive.

         The Company's 1992 Stock Option Plan provides for the granting of (1) nonstatutory stock options (also referred to as nonqualified stock options) for directors, consultants or advisors who are not employees of the Company and its subsidiaries, and (2) incentive stock options to employees of the Company and its subsidiaries. Options will generally expire not later than ten years after the date on which they are granted. Options will vest at such times and in such installments as the Committee shall determine. The option price paid to the Company must be no less than the fair market value of the Company's common stock on the date of grant. As a result, options benefit the recipient only when a rising price benefits all common shareholders. Payment of the exercise price of options granted under the plan must be made in cash.

         The plan authorizes the issuance of an aggregate of 950,000 shares of common stock, of which approximately 335,000 shares are currently available for new grants. If an option granted under the plan expires, terminates, or is cancelled for any reason, the shares of stock underlying that option become available again under the plan. No options may be exercised under the plan after the tenth anniversary of the date of the grant of the option.

         Optionees have no rights as shareholders with respect to shares of stock subject to options prior to the date of issuance of a certificate for such shares. Prior to receiving any shares of stock, the optionee must enter into a Stock Restriction Agreement with the Company.

         Common shares issued under the plan may be newly issued shares, treasury shares, reacquired shares or any combination thereof. In the event of a declaration of a stock dividend, or a reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, spin-off, combination or exchange of any shares of our common stock or like event, the number or character of the shares subject to outstanding options or the exercise price of any such option may be appropriately adjusted as deemed appropriate by the Compensation Committee. The number of shares authorized under the plan and issuable under each outstanding stock option was increased proportionately upon the declaration of stock dividends in 2001, 2000 and 1999.

         The Compensation Committee may at any time amend, suspend or discontinue the plan. The Compensation Committee may not alter, amend, discontinue or revoke or otherwise impair any outstanding options granted under the plan without written consent of the optionee. The Compensation Committee may not increase the number of shares reserved for options under the plan without shareholder approval.

         As a general rule, optionees recognize ordinary income on the exercise of a nonstatutory stock option to the extent of the difference between the fair market value on the date of exercise and the exercise price. Upon the sale of stock acquired on exercise of the option, the optionee will recognize income taxable as capital gains on any appreciation over the fair market value on the date of exercise. By contrast, the exercise of an incentive stock option is not a taxable event if certain statutory conditions are met, although the optionee may incur alternative minimum tax liability. Upon the sale of stock acquired on the exercise of an incentive stock option, the appreciated value over the exercise price is taxable as capital gains. The Company does not recognize tax deductible compensation expense on the exercise of an incentive stock option or on the exercise of a nonstatutory stock option granted to a person who is not an employee or director of the Company or any of its subsidiaries.

                              CERTAIN RELATIONSHIPS

                            AND RELATED TRANSACTIONS

LOANS TO OFFICERS AND DIRECTORS

         The Bank makes loans to the Company's executive officers and directors, and businesses with which they are associated, in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. None of the loans involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount outstanding for all such loans was $9,115,586 in 2001, $7,685,928 in 2000 and $2,886,468 in 1999.

STOCK RESTRICTION AGREEMENTS

         The Company has required all employees and directors who acquire shares of common stock from the Company to enter into Stock Restriction Agreements that give the Company a right of first refusal on any shares of common stock that the shareholder wishes to transfer. Gifts to family members are not subject to the Company's right of first refusal, but the donee must enter into a Stock Restriction Agreement with the Company. Pursuant to the Stock Restriction Agreements, the Company may, but is not required to, purchase all of the shares offered upon the same terms and conditions as that offered by the prospective purchaser. The table below sets forth the aggregate number of shares and aggregate purchase price for shares purchased by the Company from executive officers, directors and beneficial owners of 5 percent or more of the common stock (considered together with members of their immediate family) pursuant to Stock Purchase Agreements in 2001, 2000 and 1999. The table excludes sales to the Company aggregating less than $60,000 per annum per executive officer, director or beneficial owner.

                                                STOCK PURCHASES BY THE COMPANY
                        -------------------------------------------------------------------------------
                               2001                        2000                         1999
                        ----------------------      ----------------------       ----------------------
                        (SHARES/DOLLAR AMOUNT)      (SHARES/DOLLAR AMOUNT)       (SHARES/DOLLAR AMOUNT)
Landy .....                      0                           0                       2,200/$69,300
Griffin ...                      0                       3,930/$133,218              4,076/$127,818
Pratt .....                  2,000/$74,000                   0                       6,811/$185,918
Thompson ..                  8,413/$320,710              5,509/$203,737             14,546/$467,496

LOANS TO FIVE-PERCENT BENEFICIAL OWNERS

         The Bank makes loans to the beneficial owners of 5 percent or more of the Company's common stock and the immediate family members of such persons in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. None of the loans involve more than the normal risk of collectibility or present other unfavorable features. The dollar amount per individual borrower for 2001, 2000 and 1999 is listed below:

  BORROWER                               2001                     2000                     1999
  --------                            ----------               ----------               ----------
BMW Machinery Co., Inc.               $7,331,460               $6,111,833               $6,027,924
J. Abplanalp ..........                  971,554                  737,086                  783,544
M. Holcombe ...........                1,164,282                  594,928                  674,333
W. Griffin ............                  900,505                  902,354                  868,648
G. Holcombe ...........                1,234,720                  468,928                  548,333

CERTAIN OTHER RELATED PARTY TRANSACTIONS

         Messrs. Griffin and Coogan are shareholders of the law firm of Griffin, Coogan & Veneruso, P.C., which serves as the Company's general counsel. Griffin, Coogan & Veneruso, P.C. received fees approximating $792,000 in 2001, $678,000 in 2000 and $618,000 in 1999 for legal services performed on behalf of the Company and its subsidiaries, including fees for representing the Bank at loan closings which were paid directly by the borrower.

         Mr. Thompson is the President and principal shareholder of Thompson Pension Employee Plans, Inc., which has written life insurance policies supporting the Company's obligations under the supplemental retirement plans for executive officers. The total annual premium was $416,329 in 2001, $501,483 in 2000 and $507,620 in 1999. Thompson Pension Employee Plans, Inc. also provides consulting services in exchange for a $6,000 fee.

         Mr. Martinelli is the President and principal shareholder of the Gazette Press, Inc., which received fees approximating $122,335 in 2001, $95,100 in 2000 and $119,800 in 1999 in exchange for printing services provided to the Company and its subsidiaries.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the "beneficial ownership" (as that term is defined in the rules of the Securities and Exchange Commission) of the common stock as of March 1, 2002, by (a) each Named Executive Officer and member of the Board of Directors, and (b) each other person known to be a beneficial owner of more than five percent of the common stock and (c) all executive officers and members of the Board of Directors as a group. Persons who hold options that are exercisable within 60 days of March 1, 2002 are deemed to own, beneficially, the shares of common stock that may be acquired on the exercise of such options. Such shares are deemed outstanding for purposes of computing the number of shares owned by the person holding the option, but not for any other purpose.

                                                                 NUMBER OF SHARES     PERCENT OF OUTSTANDING
                                                                 ----------------     ----------------------
     NAME                                                        OF COMMON STOCK      SHARES OF COMMON STOCK
     ----                                                        ---------------      ----------------------
     BMW Machinery Co., Inc.(1) ....................                 324,154(1)                 6.1%
     John P. Abplanalp(2) ..........................                 994,928(2)                18.9
     Marie A. Holcombe(3) ..........................               1,010,752(3)                19.1
     James J. Landy ................................                  81,156(4)                 1.5
     Stephen R. Brown ..............................                  49,314(5)                   *
     Vincent T. Palaia .............................                  58,282(6)                 1.1
     Michael P. Maloney ............................                  11,607(7)                   *
     Frank J. Skuthan ..............................                     643(8)                   *
     William E. Griffin(9) .........................                 774,369(9)                14.7
     James M. Coogan ...............................                 101,443(10)                1.9
     Gregory F. Holcombe(11) .......................               1,010,752(11)               19.1
     Angelo R. Martinelli ..........................                 105,149(12)                2.0
     Ronald F. Poe .................................                  27,182(13)                  *

     John A. Pratt Jr ..............................                  91,975(14)                1.7
     Cecile D. Singer ..............................                  41,833(15)                  *
     Craig S. Thompson .............................                 195,973(16)                3.7
     All directors and executive officers as a group
        (14 persons) ...............................               2,017,426(17)               36.8%


*        Less than 1% of the outstanding shares of common stock.

(1) The address for BMW Machinery Co., Inc. is P.O. Box 309, Yonkers, New York 10702.

(2) The address for John P. Abplanalp is 700 Nepperhan Avenue, Yonkers, New York 10702. Includes 324,154 shares owned by BMW Machinery Co., Inc. (of which Mr. Abplanalp is a principal shareholder); 566,759 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, and 69,508 shares held in trusts for the benefit of the children of John P. Abplanalp or the children of Gregory F. and Marie
         A. Holcombe (for which John P. Abplanalp serves as trustee) and 563 shares in a trust for the son of John P. Abplanalp.

(3) The address for Marie A. Holcombe is 700 Nepperhan Avenue, Yonkers, New York 10702. Mrs. Holcombe is the wife of Gregory F. Holcombe. Includes 324,154 shares owned by BMW Machinery Co., Inc.; 566,759 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, and 70,071 shares held in trusts for the benefit of the children of Marie A. Holcombe or the children of John P. Abplanalp (for which Marie
         A. Holcombe serves as trustee), plus 643 shares held in a trust for the benefit of her children and 828 shares in a trust for her daughters. The table also includes 5,400 shares which may be acquired by Mrs. Holcombe's husband, Gregory F. Holcombe, upon the exercise of options.

(4) Includes 40,104 shares which may be acquired upon the exercise of options.

(5) Includes 49,121 shares which may be acquired upon the exercise of options.

(6) Includes 28,464 shares which may be acquired upon the exercise of options.

(7) Includes 11,159 shares which may be acquired upon the exercise of options.

(8)      Includes 643 shares which may be acquired upon the exercise of options.

(9) The address for William E. Griffin is Griffin, Coogan & Veneruso, P.C., 51 Pondfield Road, Bronxville, NY 10708. Includes 566,759 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees. The table also includes 8,500 shares which may be acquired upon the exercise of options.

(10) Includes 5,200 shares which may be acquired upon the exercise of options.

(11) The address for Gregory F. Holcombe is 700 Nepperhan Avenue, Yonkers, New York 10702. Mr. Holcombe is the husband of Marie A. Holcombe. Includes 324,154 shares owned by BMW Machinery Co., Inc. (of which Mrs. Holcombe is a principal shareholder); 566,759 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, and 70,071 shares held in trusts for the benefit of the children of Marie A. Holcombe or the children of John P. Abplanalp (for which Marie A. Holcombe serves as trustee), plus 643 shares held in a trust for the benefit of his children and 828 shares in a trust for his daughters. Beneficial ownership of all these shares is attributed to Mr. Holcombe through his wife. The table also includes 5,400 shares that may be acquired by Mr. Holcombe upon the exercise of options.

(12) Includes 6,200 shares which may be acquired upon the exercise of options.

(13) Includes 4,400 shares which may be acquired upon the exercise of options.

(14) Includes 28,778 shares which may be acquired upon the exercise of options.

(15) Includes 5,200 shares which may be acquired upon the exercise of options.

(16) Includes 10,515 shares which may be acquired upon the exercise of options.

(17) Includes 203,684 shares which may be acquired upon the exercise of options.

                  PROPOSAL TO ADOPT THE 2002 STOCK OPTION PLAN

         The Company is asking for shareholder approval of the 2002 Stock Option Plan, which was approved by the Board of Directors in March, 2002. If approved by the Shareholders, the 2002 plan will replace the 1992 plan and the Compensation Committee will not grant any new options under the 1992 plan. Options outstanding under the 1992 plan will continue to be governed by that plan.

         The Board of Directors believes that the Company's continued ability to attract, motivate and retain experienced and highly qualified employees will have a direct impact on the future success and profitability of the Company. Options granted under the 1992 plan and the 2002 plan are designed to motivate recipients to use their best efforts during their service and to link their compensation to shareholder return and Company performance.

         The 1992 plan is due to expire in July, 2002. As of April 1, 2002, approximately 335,000 shares remained available for issuance in connection with options granted under that plan. The Board of Directors believes that an additional share reserve of approximately 300,000 shares will enable the Company to continue to provide the necessary incentives to its employees, directors, consultants or advisors over a period of years.

         The provisions of the 2002 plan are substantially the same as the 1992 plan. The full text of the 2002 plan is attached to this Proxy Statement as Appendix A. The principal features of the 2002 plan are described below, but the description is qualified in its entirety by reference to the text. The 2002 plan will not become effective unless shareholders approve it.

SUMMARY PLAN DESCRIPTION

         The 2002 Stock Option Plan is administered by the Compensation Committee of the Bank. As of April 1, 2002, there were approximately 320 employees, directors, consultants or advisors eligible to receive options. The Compensation Committee has the sole discretion, subject to the provisions of the plan, to select those to whom options under the plan will be granted from among those eligible, the purchase price of the underlying stock, the term and vesting provisions of each option, and the number of options to be granted. The Compensation Committee has the authority to interpret and construe the plan, and any such interpretation or construction of the provisions of the plan or of any options granted under the plan is final and conclusive.

         The Company's 2002 Stock Option Plan provides for the granting of (1) nonstatutory stock options (also referred to as nonqualified stock options) for directors, consultants or advisors who are not employees of the Company and its subsidiaries, and (2) incentive stock options and nonstatutory stock options to employees of the Company and its subsidiaries. Options will generally expire not later than ten years after the date on which they are granted. Options will vest at such times and in such installments as the Committee shall determine. The option price paid to the Company must be no less than the fair market value of the Company's common stock on the date of grant. As a result, options benefit the recipient only when a rising price benefits all common shareholders. Payment of the exercise price of options granted under the plan must be made in cash.

         The plan authorizes the issuance of an aggregate of 635,000 shares of common stock, of which approximately 335,000 shares are currently available for new grants under the 1992 Stock Option Plan. If an option granted under the plan expires, terminates, or is cancelled for any reason, the shares of stock underlying that option become available again under the plan. No options may be exercised under the plan after the tenth anniversary of the date of the grant of the option.

         Optionees have no rights as shareholders with respect to shares of stock subject to options prior to the date of issuance of a certificate for such shares. Prior to receiving any shares of stock, the optionee must enter into a Stock Restriction Agreement with the Company.

         Common shares issued under the plan may be newly issued shares, treasury shares, reacquired shares or any combination thereof. In the event of a declaration of a stock dividend, or a reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, spin-off, combination or exchange of any shares of our common stock or like event, the number or character of the shares subject to outstanding options or the exercise price of any such option may be appropriately adjusted as deemed appropriate by the Compensation Committee.

         The Compensation Committee may at any time amend, suspend or discontinue the plan. The Compensation Committee may not alter, amend, discontinue or revoke or otherwise impair any outstanding options granted under the plan without written consent of the optionee. The Compensation Committee may not increase the number of shares reserved for options under the plan without shareholder approval.

         As a general rule, optionees recognize ordinary income on the exercise of a nonstatutory stock option to the extent of the difference between the fair market value on the date of exercise and the exercise price. Upon the sale of stock acquired on exercise of the option, the optionee will recognize income taxable as capital gains on any appreciation over the fair market value on the date of exercise. By contrast, the exercise of an incentive stock option is not a taxable event if certain statutory conditions are met, although the optionee may incur alternative minimum tax liability. Upon the sale of stock acquired on the exercise of an incentive stock option, the appreciated value over the exercise price is taxable as capital gains. The Company does not recognize tax deductible compensation expense on the exercise of an incentive stock option or on the exercise of a nonstatutory stock option granted to a person who is not an employee or director of the Company or any of its subsidiaries.

                                   APPENDIX A

                           HUDSON VALLEY HOLDING CORP.
                             2002 STOCK OPTION PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Hudson Valley Holding Corp. 2002 Stock Option Plan (the "2002 Plan") is to provide a means by which Hudson Valley Holding Corp. (the "Corporation"), through the grant of incentive stock options and nonstatutory stock options to eligible employees, directors, consultants and advisors, may attract and retain persons of ability and motivate these persons to exert their best efforts on behalf of the Corporation and any Subsidiary Corporation of the Corporation, ("Subsidiary Corporation"). For the purposes of the 2002 Plan, and any option agreement under the 2002 Plan, the term "Subsidiary Corporation" means a Subsidiary Corporation as defined by Section 424(f) of the Internal Revenue Code of 1986, as amended. It is intended that options issued under the Plan may be either incentive stock options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options.

2.       SHARES SUBJECT TO THE 2002 PLAN

         Subject to the provisions of Section 5B(8) of the 2002 Plan, 635,000 shares of the common stock of the Corporation (the "Common Stock") shall be reserved and may be optioned under the 2002 Plan. The reserved shares may be authorized and unissued shares, treasury shares, or any combination of both. Subject to the provisions of Section 5B(8) of the 2002 Plan, if an option granted under the 2002 Plan expires, terminates, or is canceled for any reason, the shares of stock representing that option shall be available again under the 2002 Plan.

3.       ADMINISTRATION OF THE 2002 PLAN

         The 2002 Plan shall be administered by the Compensation Committee of the Corporation (the "Committee"). The Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of the 2002 Plan, to grant options; to determine the purchase price of the Common Stock covered by each option, the term of each option, the employees, directors, consultants, and advisors to whom, and the time or times at which, options shall be granted, and the number of shares to be covered by each option; to designate options as incentive stock options or nonstatutory stock options; to interpret the 2002 Plan; to prescribe, amend, and rescind rules and regulations relating to the 2002 Plan; to determine the terms and provisions of the option agreements (which need not be identical) for options granted under the 2002 Plan; and to make all other determinations deemed necessary or advisable for the administration and operation of the 2002 Plan.

         The Committee shall keep minutes of its meetings. All actions of the Committee shall be taken by a majority of its members. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received awards, the Corporations, any Subsidiary Corporation, and all other interested persons.

4.       ELIGIBILITY AND GRANT OF OPTIONS UNDER THE 2002 PLAN

         A. Incentive stock options may be granted to any employee of the Corporation or of any Subsidiary Corporation who is a signatory to a Stock Restriction Agreement with respect to all of his or her common stock, including all stock presently owned, or hereinafter acquired. This Agreement will be substantially in the form of Exhibit "A", attached hereto. No incentive stock option may be granted to any employee who at the time of such grant owns more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary Corporation.

         B. Nonstatutory stock options may be granted to any employee, director, consultant, or advisor of the Corporation or of any Subsidiary Corporation and who is a signatory to a Stock Restriction Agreement with respect to all of his or her common stock, including all stock presently owned, or hereinafter acquired. This Agreement will be substantially in the form of Exhibit "A", attached hereto.

5.       TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER THE 2002 PLAN

         Each option granted under the 2002 Plan shall be evidenced by a written agreement in a form determined by the Committee. Such agreement shall be subject to the following express terms and conditions, and such other terms and conditions as the Committee may deem appropriate.

         A.       IDENTIFICATION OF OPTION STATUS AND OPTION PERIOD

                  Each option agreement shall identify the status of the option as an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or as a nonstatutory stock option. An incentive stock option and a nonstatutory stock option may not be granted subject to a tandem exercise arrangement. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The period for which an option is granted may not exceed 10 years from the date of the grant of the option.

         B.       EXERCISE OF OPTION

                  (1) By an optionee while an Employee, Director, Consultant or Advisor. Subject to the provisions of this Section 5B of the 2002 Plan, each option shall be exercisable by an optionee while an employee, director, consultant, or advisor of the Corporation or of any Subsidiary Corporation from time to time over a period beginning on the date of the grant of the option and ending on the earliest of the expiration, termination, or cancellation of the option; provided, however, that the Committee may, by the provisions of any option agreement, limit the period of time during which the option is exercisable and limit the number of shares purchasable in any period of time during which the option is exercisable.

                  (2)      Exercise in the event of death or disability.

                           a.       Death - If an optionee under an incentive
stock option dies while an employee of the Corporation or of any Subsidiary Corporation, or if an optionee under a nonstatutory stock option dies while an employee, director, consultant or advisor of the Corporation or of any Subsidiary Corporation, his or her option(s) under the 2002 Plan may be exercised by the estate of the deceased optionee or by any person who acquired such option(s) by bequest or inheritance or by reason of the death of the optionee within the twelve (12) months immediately following his or her death, and to the extent that the deceased optionee was entitled to exercise such option(s) on the date of his or her death; provided, however, that no option may be exercised after the fixed period of that option.

                           b.       Disability - If an optionee under an
incentive stock option ceases to be an employee of the Corporation or of any Subsidiary Corporation, or if an optionee under a nonstatutory stock option ceases to be an employee, director, consultant or advisor of the Corporation or of any Subsidiary Corporation, because of a disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, his or her right to exercise the options(s) under the 2002 Plan may be exercised by him or her, his or her attorney-in-fact or conservator, within the 12 months immediately following the date when he or she ceases to be an employee, director, consultant or advisor to the extent that the optionee was entitled to exercise such option(s) on the date when his or her employment with, directorship of, or engagement as a consultant or advisor by the Corporation or any Subsidiary Corporation ceases; provided, however, that no option may be exercised after the fixed period of that option and that the exercise of any incentive stock option by an attorney-in-fact or conservator of the optionee does not disqualify that option as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         As to all employee/optionees, if the disability leave does not exceed 90 days, the optionee will be deemed to be in the continuous employment of his or her employer during the leave period. However, if the disability leave exceeds 90 days, the optionee will be deemed to have terminated his or her employment on the 91st day of that leave, and will not, pursuant to Section 22(E) 3, continue to accrue hours of service, unless re-employment is guaranteed by statute or contract.

                  (3) Termination of Employment. If an optionee under an incentive stock option or nonstatutory stock option ceases to be an employee of the Corporation or of any Subsidiary Corporation, for any reason other than death or disability, his or her right to exercise eligible option(s) as of the date of termination under the 2002 Plan may be exercised by him or her within the 3 months immediately following the date of his or her termination of employment, or the expiration date of any mutually agreed salary continuation agreement, to the extent that the optionee was entitled to exercise such option(s) at the date of his or her termination of employment; provided, however, that no option may be exercised after the fixed period of that option; provided further, that if an optionee ceases to be an employee of the Corporation or of any Subsidiary Corporation because he or she voluntarily terminates his or her employment or because his or her employment is involuntarily terminated by the Corporation or of any Subsidiary Corporation as a result of his or her willful misconduct, as determined in the sole discretion of the Committee, all right to exercise the option(s) under the 2002 Plan shall terminate on the date his or her employment ceases.

                  (4) Termination of Directorship or of Engagement as a Consultant or Advisor. If an optionee under a nonstatutory option ceases to be a director, consultant or advisor of the Corporation or of any Subsidiary Corporation for any reason other than his or her death or disability, his or her right to exercise the option(s) under the 2002 Plan may be exercised within the 3 months immediately following the date when his or her directorship terminates or when his or her engagement as a consultant or advisor terminates, to the extent that the optionee was entitled to exercise such option(s) at the date of that termination; provided, however, that no option may be exercised after the fixed period of that option; provided further, that if an optionee ceases to be a director, consultant, or advisor of the Corporation or of any Subsidiary Corporation because he or she voluntarily resigns from his or her directorship or from his or her engagement as a consultant or advisor or because he or she is removed for cause by the shareholders of the Corporation or of any Subsidiary Corporation, or by the Board of Directors of the Corporation or of a Subsidiary Corporation in the case of a consultant or advisor, all right to exercise the option(s) under the 2002 Plan shall terminate on the date when his or her directorship or engagement as a consultant or advisor ceases.

                  (5) Option Price. The option price per share shall be determined in good faith by the Committee at the time an option is granted and shall be not less than 100 percent of the fair market value of a share of the Common Stock of the Corporation on the date of the grant. Each option shall provide that the optionee agrees that the option price per share is determined in good faith by the Committee at the time when that option is granted as not less than 100 percent of the fair market value of a share of the Common Stock of the Corporation on the date of the grant.

                  (6) Payment of purchase price upon exercise. Each option shall provide that the purchase price of the shares for which an option may be exercised shall be paid in cash to the Corporation at the time of exercise.

                  (7) Nontransferability. No option granted under the 2002 Plan shall be transferable other than by a will of an optionee or by the laws of descent and distribution. During his or her lifetime, an option shall be exercisable only by an optionee or by the optionee's attorney-in-fact or conservator, unless in the case of an incentive stock option, such exercise by the attorney-in-fact or conservator of the optionee would disqualify the option as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                  (8) Adjustments. Notwithstanding any other provision of the 2002 Plan, in the event of any change in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, rights offering to purchase the Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the 2002 Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for an optionee under the 2002 Plan.

                  (9) No rights as a Shareholder. No optionee shall have any right as a shareholder with respect to any share subject to his or her option under the 2002 Plan prior to the date of issuance to him or her of a certificate for such share.

                  (10) No rights to continued directorship or engagement as a Consultant or Advisor. The 2002 Plan and any option granted under the 2002 Plan shall neither confer upon any optionee any right with respect to continuance of any directorship or engagement as a consultant or advisor of the Corporation or of any Subsidiary Corporation, nor shall it interfere in any way with the right of the shareholders, or the board of directors of the Corporation or of a Subsidiary Corporation in the case of a consultant or advisor, to remove him or her at any time.

                  (11) No rights to continued employment. The 2002 Plan and any option granted under the 2002 Plan shall neither confer upon any optionee any right with respect to continuance of employment by the Corporation or by any Subsidiary Corporation, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

                  (12) Reorganization, Merger, Consolidation, Dissolution, Liquidation or Sale of Assets. Upon a reorganization in which the Corporation is not the surviving Corporation, all unexercised options under the 2002 Plan shall be canceled as of the effective date of the reorganization; provided, however, that the Committee shall give to an optionee, or the holder of the option(s) granted under the 2002 Plan, at least 15 days' written notice of the reorganization and during the period beginning when the optionee, or the holder of the option(s), shall have the right to exercise the unexercised option(s) under the 2002 Plan without regard to employment or directorship tenure requirements or installment exercise limitations, if any; provided further, however, that the option(s) may not be exercised after the period provided in either Section 5A or 5B of the 2002 Plan. For the purposes of the 2002 Plan, and any option agreement under the 2002 Plan, the term "reorganization" shall mean any merger, consolidation, sale of substantially all of the assets of the Corporation, or sale of the securities of the Corporation pursuant to which the Corporation is or becomes a wholly-owned subsidiary of another Corporation after the effective date of the reorganization.

                  (13) Stock Restriction Agreement. The Corporation shall not be required to issue or deliver any shares of Common Stock upon the exercise of any option granted under the 2002 Plan until the optionee, or the holder of the option(s) becomes a signatory to a stock restriction agreement with respect to all of his or her Common Stock, including all shares presently owned or hereinafter acquired. This Agreement will be substantially in the form of Exhibit "A", attached hereto.

6.       COMPLIANCE WITH LAWS AND REGULATIONS

         The 2002 Plan, the grant and exercise of options under the 2002 Plan, and the obligation of the Corporation to sell and deliver shares under such options, shall be subject to all applicable federal and state laws and rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification or such shares under any federal or state law or any ruling or regulation of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

7.       AMENDMENT AND DISCONTINUANCE

         The Committee may amend, suspend, or discontinue the 2002 Plan; provided, however, that no action of the Committee may (a) increase the number of shares reserved for options pursuant to Section 2 or (b) permit the granting of options which expire beyond the period provided for in Section 5B (7). Without the written consent of an optionee, no amendment or suspension of the 2002 Plan shall alter or impair any option previously granted to him or her under the 2002 Plan.

8.       EFFECTIVE DATE

         The effective date of the 2002 Plan is July 1, 2002. It is subject to the approval of the shareholders of the Corporation holding no less than a majority of the shares. Notwithstanding the foregoing, options may be granted by the Committee as provided by the terms of the 2002 Plan subject to such subsequent shareholder approval. No option shall be granted under the 2002 Plan after June 30, 2012.

9.       NAME OF THE 2002 PLAN

         The Plan shall be known as the "Hudson Valley Holding Corp. 2002 Stock Option Plan".

10.      EFFECT OF THE PLAN ON OTHER STOCK PLANS

         The adoption of the 2002 Plan shall have no effect on awards made or to be made pursuant to other stock plans covering directors, officers, or employees of the Corporation, any Subsidiary Corporation, a parent Corporation, or any predecessors or successors thereto.

         The foregoing constitutes the entire agreement known as the Hudson Valley Holding Corp. Stock Option Plan of 2002.


APPROVED:


/s/William E. Griffin                        /s/James J. Landy
-------------------------------------        ---------------------------------
   William E. Griffin                           James J. Landy

/s/Stephen R. Brown                          /s/James M. Coogan
-------------------------------------        ---------------------------------
   Stephen R. Brown                             James M. Coogan

/s/Gregory F. Holcombe                       /s/Angelo R. Martinelli
-------------------------------------        ---------------------------------
   Gregory F. Holcombe                          Angelo R. Martinelli

/s/Ronald F. Poe                             /s/John A. Pratt Jr.
-------------------------------------        ---------------------------------
   Ronald F. Poe                                John A. Pratt Jr.

/s/Cecile D. Singer                          /s/Craig S. Thompson
-------------------------------------        ---------------------------------
   Cecile D. Singer                             Craig S. Thompson

                             EXHIBIT A TO APPENDIX A
                           STOCK RESTRICTION AGREEMENT

         This Agreement (the "Agreement") is made and entered into this ______day of ______________, 20__, by and among HUDSON VALLEY HOLDING CORP., a New York Corporation (the "Company"), and ("Stockholder").

RECITALS

         A. WHEREAS, Stockholder may now own or may hereinafter own shares of common stock of the Company ("the Shares") and

         B. WHEREAS, Stockholder is acquiring shares from an individual or business entity ("Transferor") whose shares are subject to certain stock restrictions imposed by a Stock Restriction Agreement; and

         C. WHEREAS, the parties acknowledge that the purpose of the Stock Restriction Agreement is to protect and preserve the shareholders mutual interests and the interests of the Company by promoting continuity of share ownership and corporate control by imposing certain restrictions on the transferability of the Company shares.

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Right of First Refusal. The Stockholder shall not sell, assign, transfer, or give, or in any manner, dispose of all or any part of his or her Shares, now owned or hereafter acquired, or any right or interest therein, whether voluntarily or by operation of law, without first giving to the Company written notice by Certified or Registered Mail (the "Sale Notice") of his or her receipt of an offer from a prospective purchaser. The Sale Notice must be in writing, giving the name and address of the prospective purchaser, the number of Shares involved, and the terms of such purchase.

                  Within ten (10) days after receipt of the Sale Notice by the Company, the Company, by action of its Board of Directors or its designated committee, may elect to purchase all, but not less than all, of such Shares offered for disposition, or may elect to designate a person, including an officer, director or employee of the Company, to purchase all but not less than all of such Shares. The purchase price of any Shares purchased under the terms of this Agreement shall be on the same terms and conditions as that offered by the prospective purchaser.

         2. Termination of Restrictions. If all of the Shares of the Stockholder or Transferor desiring to make a disposition thereof are not purchased by the Company or its designee in accordance with the provisions of Paragraph 1 hereof, then all restrictions imposed by this Agreement upon the unsold Shares shall terminate and the Stockholder desiring to make a disposition therefor shall be free to sell the unsold Shares to the prospective purchaser at the price and terms set forth in the original offer, at any time within twenty
(20) days thereafter; provided, however, that at the end of the twenty (20) day period, all restrictions shall again be applicable in the same manner and under the same terms as set forth in this Agreement.

         3.       Terms of the Purchase

                  A. Closing. The consummation of the purchase and sale of the Shares shall be referred to as the "Closing", and shall take place at a time and place as to which the parties shall agree, but in no event shall it occur more than twenty (20) days after the Company receives the Sale Notice pursuant to Paragraph 1 of this Agreement.

                  B. Transfer of Shares. At such time as the agreed consideration has been paid and delivered to the selling Stockholder or his estate, the Shares shall be transferred to the purchaser.

                  C. Payment of Purchase Price. The purchase price for any Shares purchased pursuant to this Agreement shall be paid, either in cash or certified funds.

         4. Endorsement on Share Certificate. Each certificate representing Shares of the Company shall have endorsed conspicuously on its face a legend in substantially the following form:

                  (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ("THE ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                  (ii) THE OFFER, SALE, TRANSFER, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS OF THAT CERTAIN SHAREHOLDER AGREEMENT INCLUDING ANY AMENDMENTS THERETO, AND MAY NOT BE AFFECTED IN CONTRAVENTION OF THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER HEREOF BY THE SECRETARY OF THE COMPANY UPON WRITTEN REQUEST.

         5.       Miscellaneous

                  A. Binding Effect. This Agreement shall be binding upon the parties to this Agreement and upon their respective heirs, legatees, personal representatives, successors, assigns and donees.

                  B. No Waiver. No waiver of any breach or default under this Agreement shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  C. Amendment. This Agreement may only be amended by written instrument executed by both parties hereto.

                  D. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transaction contemplated pursuant to this Agreement, and supersedes all prior agreements, arrangements and understandings related to its subject matter among the parties.

                  E. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute the same document.

                  F. Governing Law. The Laws of the State of New York shall govern this Agreement and the construction of its terms. If any provision is unenforceable or invalid for any reason, the remainder of this Agreement shall continue in effect.

                  G. Enforcement. If a Stockholder proposes to make a transfer of any Shares by assignment, sale, gift or other transfer in violation of the terms of this Agreement, the Company may apply to any court for injunctive order prohibiting such proposed transfer except in compliance with the terms of this Agreement. The Company may institute or maintain proceedings against the violating Stockholder to compel specific performance of this Agreement. Any attempt to transfer the Shares in violation of this Agreement shall be void.

                  H. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by Certified or Registered Mail to:

                                    As to the "Company" to:

                                    Chairman of the Board
                                    Hudson Valley Holding Corp.
                                    21 Scarsdale Road
                                    Yonkers, New York 10707

                                    As to the "Stockholder" to:


         Any party, by notice as provided above, may change the address to which his, her, or its future notices shall be sent.

         1. Termination. This Agreement shall terminate upon the unanimous written agreement of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Stockholder have executed this Agreement effective as of the date first above written.


                                         HUDSON VALLEY HOLDING CORP.


                                         BY:_______________________________

                                            JAMES J. LANDY, PRESIDENT & C.E.O.


                                         STOCKHOLDER:


                                         BY:_______________________________

STATE OF NEW YORK           )
                             SS.:
COUNTY OF WESTCHESTER  )

         On the     day of          , 20__, before me personally came James J.
Landy, to me known, who, being by me duly sworn, did depose and say that he resides at 25 Constant Avenue, Yonkers, NY 10701; that he is the President and C.E.O. of HUDSON VALLEY HOLDING CORP., the Corporation described in and which executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that he signed his name thereto by like order.



                                       ----------------------------------







STATE OF               )
                            SS.:
COUNTY OF              )


         On the     day of           , 20__, before me personally came
__________________ to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.



                                       ----------------------------------

                           HUDSON VALLEY HOLDING CORP.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Angelo R. Martinelli, Cecile D. Singer and Craig S. Thompson or any one of them with full power to act alone as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of common stock of Hudson Valley Holding Corp. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 14, 2002, or any adjournments thereof.

ELECTION OF DIRECTORS

          FOR all nominees listed below (except as marked to the
          contrary as described below)                                   [ ___ ]

          James J. Landy, Stephen R. Brown, William E. Griffin,
          James M. Coogan, Gregory F. Holcombe, Angelo R. Martinelli, Ronald F. Poe, John A. Pratt Jr., Cecile D. Singer,
          Craig S. Thompson

          WITHHOLD AUTHORITY to vote for all of the nominees
          listed above                                                   [ ___ ]

         (INSTRUCTION: to withhold authority to vote for any individual nominee only, cross out the nominee's name above.)

2002 STOCK OPTION PLAN

          FOR approval of 2002 Stock Option Plan                         [ ___ ]

          AGAINST the approval of the 2002 Stock Option Plan             [ ___ ]

          ABSTAIN to vote for approval of the 2002 Stock Option Plan     [ ___ ]

         In the proxy's sole discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES NAMED IN THIS PROXY TO THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE APPROVAL OF THE 2002 STOCK OPTION PLAN.

Dated: _____________, 2002


_________________________________
Signature

_________________________________
Additional Signature (if held jointly)

          (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.)

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE